UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 14, 2013, Five Below, Inc. (the “Company”) issued a press release providing certain preliminary financial results and earnings guidance for the fiscal quarter ended May 4, 2013. A copy of this press release is attached hereto as Exhibit 99.1, and is being furnished, not filed, under Item 2.02 of this Report on Form 8-K.

Item 8.01	Other Events.

On May 14, 2013, the Company issued a press release announcing the offering of 8,563,172 shares of its common stock by its selling shareholders. The selling shareholders are expected to grant the underwriters of the offering an option to purchase an additional 1,284,475 shares. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 14, 2013 concerning preliminary financial results and earnings guidance for the fiscal quarter ended May 4, 2013.

99.2	Press Release dated May 14, 2013 announcing filing of registration statement for secondary offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: May 14, 2013	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 14, 2013 concerning preliminary financial results and earnings guidance for the fiscal quarter ended May 4, 2013.

99.2	Press Release dated May 14, 2013 announcing filing of registration statement for secondary offering.